Exhibit 4.1

FIRST AMENDMENT

FIRST AMENDMENT (this “Amendment”), dated as of February 11, 2005, to (i) Credit Agreement dated as of April 7, 2004 (the “Credit Agreement”) among VWR INTERNATIONAL, INC. (as successor in interest to CDRV Acquisition Corporation) (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties to the Credit Agreement, the lenders from time to time party to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), CITICORP NORTH AMERICA, INC., as Syndication Agent, and BANK OF AMERICA, N.A., BNP PARIBAS, and BARCLAYS BANK PLC, as Documentation Agents, and (ii) Guarantee and Collateral Agreement, dated as of April 7, 2004 (the “Guarantee and Collateral Agreement”), among CDRV HOLDINGS, INC. (“Holdings”), the Parent Borrower, the Foreign Subsidiary Borrowers from time to time parties to the Guarantee and Collateral Agreement, VWR, INC., SCIENCE KIT, INC., and WARD’S NATURAL SCIENCE ESTABLISHMENT (“Wards” and, together with VWR, Inc. and Science Kit, Inc., the “Subsidiary Guarantors”) in favor of the Administrative Agent for the benefit of the Lenders.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Parent Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement;

WHEREAS, Holdings, the Parent Borrower, and the Subsidiary Guarantors have entered into the Guarantee and Collateral Agreement; and

WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend certain provisions of the Credit Agreement and the Guarantee and Collateral Agreement as provided herein;

NOW, THEREFORE, it is agreed;

A.            Amendments to the Credit Agreement

1.             Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

““Cash Pooling Arrangement” means a deposit account arrangement among a single depository institution, the Parent Borrower and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by the Parent Borrower and such Foreign Subsidiaries for cash management purposes.”

2.             Section 8.2 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing at the end of clause (q) thereof, (ii) deleting clause (r) in its entirety and (iii) inserting the following new clauses (r) and (s) immediately following the end of clause (q):

“(r) Indebtedness not otherwise permitted by the preceding clauses, or the following clause, of this subsection 8.2 not exceeding $25,000,000 in aggregate principal amount at any one time outstanding; and

(s) overdrafts in respect of any deposit accounts subject to a Cash Pooling Arrangement; provided that the total amount of all deposits subject to any such Cash Pooling Arrangement at all times equals or exceeds the total amount of overdrafts that may be subject to such Cash Pooling Arrangements.”

3.             Section 8.3 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing at the end of clause (p) thereof, (ii) deleting the period at the end of clause (q) and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (r) immediately following the end of clause (q):

“(r) Liens on cash deposits of the Parent Borrower and Foreign Subsidiaries subject to a Cash Pooling Arrangement or otherwise over bank accounts of the Parent Borrower and Foreign Subsidiaries maintained as part of the Cash Pooling Arrangements, in each case securing liabilities for overdrafts of the Parent Borrower and Foreign Subsidiaries participating in such Cash Pooling Arrangement.”

4.             Section 8.4 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing at the end of clause (o) thereof, (ii) deleting the period at the end of clause (p) and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (q) immediately following the end of clause (p):

“(q) Guarantee Obligations in respect of Indebtedness permitted pursuant to Section 8.2(s).”

5.             Section 8.9 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing at the end of clause (o) thereof, (ii) deleting clause (p) in its entirety

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and (iii) inserting the following new clauses (p) and (q) immediately following the end of clause (o):

“(p) Investments not otherwise permitted by the preceding clauses, or the following clause, of this subsection 8.9 not to exceed in the aggregate $15,000,000; and

(q)           deposits made by the Parent Borrower and Foreign Subsidiaries in Cash Pooling Arrangements.”

B.            Amendments to the Guarantee and Collateral Agreement

1.             Section 5.2.13 of the Guarantee and Collateral Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting the following new first sentence in lieu thereof:

“No Grantor (other than any Foreign Subsidiary of the Parent Borrower) maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the Code) whose jurisdiction (determined in accordance with Section 9-304 of the Code) is within the United States, any State thereof or the District of Columbia, other than such accounts whose jurisdiction is not within the United States, any State thereof or the District of Columbia (x) which have an aggregate balance at any time outstanding of less than $10,000,000, (y) any collection accounts maintained for the purpose of collecting Accounts Receivable with respect to any such jurisdiction or (z) maintained by the Parent Borrower in connection with a Cash Pooling Arrangement; provided that to the extent the Parent Borrower maintains any accounts with a bank in connection with a Cash Pooling Arrangement either (a) the Parent Borrower shall maintain no other accounts with such bank, or (b) that bank shall have waived all rights of setoff, banker’s liens and other liens over such other accounts not part of the Cash Pooling Arrangement.”

C.            Miscellaneous Provisions

1.             In order to induce the Lenders to enter into this Amendment, the Parent Borrower hereby represents and warrants to each of the Lenders that (i) all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date, after giving effect to this Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) there exists no

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Default or Event of Default on the First Amendment Effective Date, after giving effect to this Amendment.

2.             This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document.

3.             This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts executed by all the parties hereto shall be lodged with the Parent Borrower and the Administrative Agent.

4.             THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.             This Amendment shall become effective on the date (the “First Amendment Effective Date”) when Holdings, the Parent Borrower, the Subsidiary Guarantors and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (which delivery may be by way of telecopier or other electronic means) the same to the Administrative Agent.

6.             From and after the First Amendment Effective Date, (i) all references in the Credit Agreement and in the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby and (ii) all references in the Guarantee and Collateral Agreement and in the other Loan Documents to the Guarantee and Collateral Agreement shall be deemed to be references to the Guarantee and Collateral Agreement as modified hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

CDRV HOLDINGS, INC.

By:	/s/ Stephen J. Kunst
Name: Stephen J. Kunst
Title: Secretary

VWR INTERNATIONAL, INC.

By:	/s/ Stephen J. Kunst
Name: Stephen J. Kunst
Title: Secretary

VWR, INC.

By:	/s/ Douglas J. Pitts
Name: Douglas J. Pitts
Title: Assistant Secretary

SCIENCE KIT, INC.

By:	/s/ Deborah A. Corr
Name: Deborah A. Corr
Title: Secretary

WARD’S NATURAL SCIENCE ESTABLISHMENT, INC.

By:	/s/ Deborah A. Corr
Name: Deborah A. Corr
Title: Secretary

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent

By:	/s/ Diane F. Rolfe
Name: Diane F. Rolfe
Title: Vice President

By:	/s/ Scottye Lindsey
Name: Scottye Lindsey
Title: Director

BANK OF AMERICA, N.A.

By:	/s/ Suzanne Chomiczewski
Name: Suzanne Chomiczewski
Title: Vice President

BARCLAYS BANK PLC

By:	/s/ David Barton
Name: David Barton
Title: Manager

BNP PARIBAS

By:	/s/ Gregg Bonardi
Name: Gregg Bonardi
Title: Director

By:	/s/ Stephanie Rogers
Name: Stephanie Rogers
Title: Vice President

CITICORP NORTH AMERICA, INC.

By:	/s/ C.P. Mahon
Name: C.P. Mahon
Title: Vice President